Exhibit 5

                         INVESTMENT ADVISORY AGREEMENT


                          The Highland Family of Funds

                              Highland Growth Fund



      INVESTMENT ADVISORY AGREEMENT, dated as of March 14, 1997, by and between The Highland Family of Funds, a Massachusetts business trust (the "Trust"), and Highland Investment Group L.P., a Delaware limited partnership (the "Adviser").

      WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act"), and

      WHEREAS, the Trust wishes to engage the Adviser to provide certain investment advisory services for the series of the Trust designated as Highland Growth Fund (the "Fund"), and the Adviser is willing to provide such investment advisory services for the Fund on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

      1. Duties of the Adviser. The Adviser shall provide the Fund with such investment advice and supervision as the Trust may from time to time consider necessary for the proper supervision of the Fund's investment assets. Highland Investment Group L.P. shall act as the investment adviser for the Fund and as such shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held uninvested, subject always to the restrictions of the Trust's Declaration of Trust, dated October 7, 1996, and By-laws, as each may be amended from time to time (respectively, the "Declaration" and the "By-Laws"), to the provisions of the 1940 Act, and to the then-current Registration Statement of the Trust with respect to the Fund. The Adviser shall also make recommendations as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's securities shall be exercised. Should the Board of Trustees of the Trust at any time, however, make any definite determination as to investment policy applicable to the Fund and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Adviser shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of securities for the Fund's account with the brokers or dealers selected by it, and to that end the Adviser is authorized as the agent of the Trust to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser is directed to seek for the Fund, in its best judgment, prompt execution in an effective manner at the most favorable price. Subject to this requirement of seeking the most favorable price, securities may be bought from or sold to broker-dealers who have furnished statistical, research and other information or services to the Adviser or the Fund, subject to any applicable laws, rules and regulations. In making purchases or sales of securities or other property for the account of the Fund, the Adviser may deal with itself or with the Trustees of the Trust or the Trust's underwriter or distributor, to the extent such actions are permitted by the 1940 Act.

      2. Allocation of Charges and Expenses. The Adviser shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities under Section 1 above. It is understood that the Trust will pay from the assets of the Fund all of its own expenses allocable to the Fund including, without limitation, compensation of Trustees not "affiliated" with the Adviser; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute; fees and expenses of independent auditors, of legal counsel and of any transfer agent, administrator, distributor, shareholder servicing agent, registrar or dividend disbursing agent of the Trust; expenses of issuing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing notices, proxy statements and reports to governmental officers and commissions and to shareholders in the Fund; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of the Fund; and expenses of meetings of the Fund's shareholders.

      3. Compensation of the Adviser. For the services to be rendered, the Trust shall pay to the Adviser from the assets of the Fund an investment advisory fee computed daily and paid monthly at an annual rate equal to 1.15% of the Fund's average daily net assets for the Fund's then-current fiscal year. If Highland Investment Group L.P. serves as Adviser for less than the whole of any period specified in this Section 3, the compensation to Highland Investment Group L.P., as Adviser, shall be prorated. The Adviser will not be compensated on the basis of a share of capital gains upon or capital appreciation of the Fund.

      4. Covenants of the Adviser. The Adviser agrees that it will not deal with itself, or with the Trustees of the Trust or the Trust's principal underwriter or distributor, as principals in making purchases or sales of securities or other property for the account of the Fund, except as permitted by the 1940 Act, will not take a long or short position in shares of the Fund except as permitted by the Declaration, and will comply with all other provisions of the Declaration and By-Laws and the then-current Registration Statement applicable to the Fund relative to the Adviser and its Trustees and officers.

      5. Limitation of Liability of the Adviser. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Section 5, the term "Adviser" shall include officers and employees of the Adviser as well as the Adviser itself.

      6. Activities of the Adviser. The services of the Adviser to the Fund are not to be deemed to be exclusive, the Adviser being free to render investment advisory and/or other services to others. It is understood that Trustees, officers, and investors of the Trust are or may be or may become interested in the Adviser, as officers, employees, or otherwise and that officers and employees of the Adviser are or may become similarly interested in the Trust and that the Adviser may be or may become interested in the Trust as an investor or otherwise.

      7. Name. The Trust hereby acknowledges that any and all rights in or to the names "Highland" and "The Highland Family of Funds" which exist on the date of this Agreement or which may arise hereafter are, and under any and all circumstances shall continue to be, the sole property of the Adviser; that the Adviser may assign any or all of such rights to another party or parties without the consent of the Trust; and that the Adviser may permit other parties, including other investment companies, to use the word "Highland" or the words "The Highland Family of Funds" in their names. If the Adviser, or its assignee as the case may be, ceases to serve as the Adviser of the Trust, the Trust hereby agrees to take promptly any and all actions which are necessary or desirable to change its name and the name of the Fund so as to delete the word "Highland" or the words "The Highland Family of Funds."

      8. Duration, Termination and Amendments of this Agreement. This Agreement shall become effective as of the day and year first above written and shall govern the relations between the parties hereto thereafter, and shall remain in force until March 14, 1999 on which date it will terminate unless its continuance after March 14, 1999 is "specifically approved at least annually"
(a) by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Adviser at a meeting specifically called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by "vote of a majority of the outstanding voting securities" of the Fund.

      This Agreement may be terminated at any time without the payment of any penalty by the Trustees or by the "vote of a majority of the outstanding voting securities" of the Fund, or by the Adviser, in each case on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall automatically terminate in the event of its "assignment."

      Subject to the provisions of the 1940 Act and such exemptions or exceptions as may be granted or permitted by the Securities and Exchange Commission thereunder, this Agreement may be amended only if such amendment is approved by the "vote of a majority of the outstanding voting securities" of the Fund.

      The terms "specifically approved at least annually", "vote of a majority of the outstanding voting securities", "assignment", "affiliated person", and "interested persons", when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

      Each party acknowledges and agrees that all obligations of the Trust under this Agreement are binding only with respect to the Fund; that any liability of the Trust under this Agreement with respect to the Fund, or in connection with the transactions contemplated herein with respect to the Fund, shall be discharged only out of the assets of the Fund; and that no other series of the Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein.

      The undersigned Trustee or officer of the Trust has executed this Agreement not individually, but as Trustee or officer under the Trust's Declaration, and the obligations of this Agreement are not binding upon any of the Trustees or officers of the Trust individually.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.



The Highland Family of Funds      Highland Investment Group L.P.

                                  TREGARGUS HOLDINGS LTD.
                                  General Partner

By:  Stephen J. Barrett           By:  Catherine C. Lawson

Title:  Secretary                 Title:  President

                         INVESTMENT ADVISORY AGREEMENT



                          The Highland Family of Funds

                        Highland Aggressive Growth Fund



      INVESTMENT ADVISORY AGREEMENT, dated as of March 14, 1997, by and between The Highland Family of Funds, a Massachusetts business trust (the "Trust"), and Highland Investment Group L.P., a Delaware limited partnership (the "Adviser").

      WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act"), and

      WHEREAS, the Trust wishes to engage the Adviser to provide certain investment advisory services for the series of the Trust designated as Highland Aggressive Growth Fund (the "Fund"), and the Adviser is willing to provide such investment advisory services for the Fund on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

      1. Duties of the Adviser. The Adviser shall provide the Fund with such investment advice and supervision as the Trust may from time to time consider necessary for the proper supervision of the Fund's investment assets. Highland Investment Group L.P. shall act as the investment adviser for the Fund and as such shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held uninvested, subject always to the restrictions of the Trust's Declaration of Trust, dated October 7, 1996, and By-laws, as each may be amended from time to time (respectively, the "Declaration" and the "By-Laws"), to the provisions of the 1940 Act, and to the then-current Registration Statement of the Trust with respect to the Fund. The Adviser shall also make recommendations as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's securities shall be exercised. Should the Board of Trustees of the Trust at any time, however, make any definite determination as to investment policy applicable to the Fund and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Adviser shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of securities for the Fund's account with the brokers or dealers selected by it, and to that end the Adviser is authorized as the agent of the Trust to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser is directed to seek for the Fund, in its best judgment, prompt execution in an effective manner at the most favorable price. Subject to this requirement of seeking the most favorable price, securities may be bought from or sold to broker-dealers who have furnished statistical, research and other information or services to the Adviser or the Fund, subject to any applicable laws, rules and regulations. In making purchases or sales of securities or other property for the account of the Fund, the Adviser may deal with itself or with the Trustees of the Trust or the Trust's underwriter or distributor, to the extent such actions are permitted by the 1940 Act.

      2. Allocation of Charges and Expenses. The Adviser shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities under Section 1 above. It is understood that the Trust will pay from the assets of the Fund all of its own expenses allocable to the Fund including, without limitation, compensation of Trustees not "affiliated" with the Adviser; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute; fees and expenses of independent auditors, of legal counsel and of any transfer agent, administrator, distributor, shareholder servicing agent, registrar or dividend disbursing agent of the Trust; expenses of issuing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing notices, proxy statements and reports to governmental officers and commissions and to shareholders in the Fund; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of the Fund; and expenses of meetings of the Fund's shareholders.

      3. Compensation of the Adviser. For the services to be rendered, the Trust shall pay to the Adviser from the assets of the Fund an investment advisory fee computed daily and paid monthly at an annual rate equal to 1.35% of the Fund's average daily net assets for the Fund's then-current fiscal year. If Highland Investment Group L.P. serves as Adviser for less than the whole of any period specified in this Section 3, the compensation to Highland Investment Group L.P., as Adviser, shall be prorated. The Adviser will not be compensated on the basis of a share of capital gains upon or capital appreciation of the Fund.

      4. Covenants of the Adviser. The Adviser agrees that it will not deal with itself, or with the Trustees of the Trust or the Trust's principal underwriter or distributor, as principals in making purchases or sales of securities or other property for the account of the Fund, except as permitted by the 1940 Act, will not take a long or short position in shares of the Fund except as permitted by the Declaration, and will comply with all other provisions of the Declaration and By-Laws and the then-current Registration Statement applicable to the Fund relative to the Adviser and its Trustees and officers.

      5. Limitation of Liability of the Adviser. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Section 5, the term "Adviser" shall include officers and employees of the Adviser as well as the Adviser itself.

      6. Activities of the Adviser. The services of the Adviser to the Fund are not to be deemed to be exclusive, the Adviser being free to render investment advisory and/or other services to others. It is understood that Trustees, officers, and investors of the Trust are or may be or may become interested in the Adviser, as officers, employees, or otherwise and that officers and employees of the Adviser are or may become similarly interested in the Trust and that the Adviser may be or may become interested in the Trust as an investor or otherwise.

      7. Name. The Trust hereby acknowledges that any and all rights in or to the names "Highland" and "The Highland Family of Funds" which exist on the date of this Agreement or which may arise hereafter are, and under any and all circumstances shall continue to be, the sole property of the Adviser; that the Adviser may assign any or all of such rights to another party or parties without the consent of the Trust; and that the Adviser may permit other parties, including other investment companies, to use the word "Highland" or the words "The Highland Family of Funds" in their names. If the Adviser, or its assignee as the case may be, ceases to serve as the Adviser of the Trust, the Trust hereby agrees to take promptly any and all actions which are necessary or desirable to change its name and the name of the Fund so as to delete the word "Highland" or the words "The Highland Family of Funds".

      8. Duration, Termination and Amendments of this Agreement. This Agreement shall become effective as of the day and year first above written and shall govern the relations between the parties hereto thereafter, and shall remain in force until March 14, 1999 on which date it will terminate unless its continuance after March 14, 1999 is "specifically approved at least annually"
(a) by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Adviser at a meeting specifically called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by "vote of a majority of the outstanding voting securities" of the Fund.

      This Agreement may be terminated at any time without the payment of any penalty by the Trustees or by the "vote of a majority of the outstanding voting securities" of the Fund, or by the Adviser, in each case on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall automatically terminate in the event of its "assignment."

      Subject to the provisions of the 1940 Act and such exemptions or exceptions as may be granted or permitted by the Securities and Exchange Commission thereunder, this Agreement may be amended only if such amendment is approved by the "vote of a majority of the outstanding voting securities" of the Fund.

      The terms "specifically approved at least annually", "vote of a majority of the outstanding voting securities", "assignment", "affiliated person", and "interested persons", when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

      Each party acknowledges and agrees that all obligations of the Trust under this Agreement are binding only with respect to the Fund; that any liability of the Trust under this Agreement with respect to the Fund, or in connection with the transactions contemplated herein with respect to the Fund, shall be discharged only out of the assets of the Fund; and that no other series of the Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein.

      The undersigned Trustee or officer of the Trust has executed this Agreement not individually, but as Trustee or officer under the Trust's Declaration, and the obligations of this Agreement are not binding upon any of the Trustees or officers of the Trust individually.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.



The Highland Family of Funds      Highland Investment Group L.P.

                                  TREGARGUS HOLDINGS LTD.
                                  General Partner

By:  Stephen J. Barrett           By:  Catherine C. Lawson

Title:  Secretary                 Title:  President

                         Highland Investment Group L.P.


                                                                 March 14, 1997

The Highland Family of Funds
Two Portland Square
Portland, Maine  04101

Ladies and Gentlemen:

      This letter will confirm the agreement of the undersigned, Highland Investment Group, L.P. ("Highland"), to pay all of the operating expenses (excluding interest, taxes, brokerage commissions, litigation costs or other extraordinary costs or expenses and excluding organization expenses) of each of Highland Growth Fund and Highland Aggressive Growth Fund (the "Funds") described in the Prospectus or Statement of Additional Information with respect to the Funds included as part of the Registration Statement on Form N-1A of The Highland Family of Funds (the "Trust") filed with the Securities and Exchange Commission on October 16, 1996, as amended from time to time, to the extent that such operating expenses of each Fund on a per annum basis exceed 1.95% of the Fund's average daily net assets, calculated monthly. Payment of these expenses shall be made no less frequently than quarterly.

      This agreement shall terminate on the first anniversary of the date hereof unless sooner terminated by either party upon not less than 90 days written notice.

      If the foregoing correctly sets forth our agreement, kindly so confirm by signing this letter in the space indicated for signature on behalf of the Trust below.

                               Very truly yours.

                               Highland Investment Group L.P.



                          By:  TREGARGUS HOLDINGS LTD.
                               General Partner



                          By:  Catherine C. Lawson
                               Name:  Catherine C. Lawson
                               Title:  President, Tregargus Holdings Ltd.

Agreed:

The Highland Family of Funds


By:   Stephen J. Barrett
      ____________________________
      Name:  Stephen J. Barrett
      Title:  Secretary